Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 5 to the registration statement on Form S-11 (File No. 333-290369) and related Prospectus, of our report dated July 14, 2025, with respect to the combined consolidated financial statements of JOSS Realty as of December 31, 2024 and 2023, and for the years then ended. Our audit report includes an explanatory paragraph relating to JOSS Realty’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

New York, New York

February 10, 2026